Exhibit 4.3

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made this 11th day of July, 2014, by and among Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), Digital Realty Trust, Inc., a Maryland corporation (the “Company”), and Shelby Cullom Davis Charitable Fund, Inc., a Delaware not for profit corporation (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser held $75,000 in aggregate principal amount of the Operating Partnership’s 5.50% Exchangeable Senior Debentures due 2029 (the “Notes”);

WHEREAS, pursuant to the Indenture, dated as of April 20, 2009, among the Operating Partnership, the Company and Wells Fargo Bank, National Association, as trustee, the Purchaser was entitled to exchange the Notes for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the terms and subject to the conditions set forth in the Indenture (the “Exchange Rights”);

WHEREAS, the Purchaser inadvertently failed to exercise its Exchange Rights in a timely manner, and as a result, the Notes were redeemed by the Operating Partnership (the “Redemption”);

WHEREAS, in recognition of such omission and other factors, the Purchaser has requested, and the Operating Partnership has agreed, that the Operating Partnership will sell the Shares (as defined below) to the Purchaser pursuant to the terms of this Agreement in exchange for the consideration that the Purchaser received in the Redemption, effectively putting the Purchaser in the same place as if the Purchaser had exchanged the Notes for the Shares pursuant to the Purchaser’s Exchange Rights (provided, however, that the Shares shall not be issued and outstanding until after the Closing Date (as defined below), including for purposes of receiving dividends on the Shares).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of the Shares.

1.1 Sale of Shares. At the Closing (as defined below), the Operating Partnership shall deliver to the Purchaser, and Purchaser shall purchase from the Operating Partnership 1934 shares of the Company’s Common Stock (the “Shares”) at a purchase price of $75,030.41 (the “Purchase Price”).

1.2 Closing. The closing of the transaction contemplated hereby (the “Closing”) shall take place at 7:00 a.m., Pacific time, on July 11, 2014, at the offices of Latham & Watkins LLP, 355 S. Grand Avenue, Los Angeles, CA 90071, or at such other time and place as mutually agreed upon by the parties. The date and time of the closing are referred to herein as the “Closing Date.”

1.3 Closing Deliverables.

(a) At the Closing, the Purchaser shall deliver the Purchase Price to the Operating Partnership by wire transfer in immediately available funds pursuant to the wire transfer instructions set forth on Schedule A hereto.

(b) At the Closing, the Operating Partnership shall deliver the Shares in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser.

2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the Closing Date, as follows:

2.1 Existence and Authority Relative to Agreement. The Purchaser is a not for profit corporation duly formed, validly existing and in good standing under the laws of Delaware. The Purchaser has all necessary power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by it hereunder and thereunder. The execution, delivery and performance of this Agreement by the Purchaser pursuant hereto have been duly authorized by all necessary action. This Agreement and each other instrument or document to be executed in connection herewith have been duly and validly executed and delivered by a duly authorized officer of the Purchaser. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Purchaser, constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

2.2 No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Purchaser with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Purchaser, (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Purchaser, as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Purchaser.

2.3 No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively, “Consent”) is required to be filed, given, obtained or taken by the Purchaser by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

2.4 Brokers and Finders. The Purchaser has not employed any broker or finder who will seek compensation from the Company or the Operating Partnership, and the Purchaser has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement that will result in any liability on the part of the Company or the Operating Partnership.

2.5 Ownership Limit. The issuance of the Shares to the Purchaser, together with any other shares of Common Stock or other capital stock of the Company held by the Purchaser, shall not cause the Purchaser, and, to the Purchaser’s knowledge, any other affiliated Person (as defined in the Company’s Articles of Amendment and Restatement (the “Articles”)), to own shares of capital stock of the Company in violation of the Company’s ownership limits as set forth in Section 6.2.1 of Article VI of the Company’s Articles. The Purchaser acknowledges that the issuance of the Shares pursuant to this Agreement is subject to the provisions and remedies in the Company’s Articles, and the application of any such remedies shall not be a breach of this Agreement by the Company.

2.6 Investor Questionnaire. The representations contained in the Investor Questionnaire set forth as Exhibit A attached hereto are true and correct.

2.7 No General Solicitation. Neither the Purchaser nor any of its advisors is aware of or has engaged in or will engage in any form of general solicitation or advertising in connection with the resale of the Shares by the Purchaser (other than pursuant to the prospectus supplement to the Shelf Registration Statement (as defined below) contemplated by Section 3.7 hereof), including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

2.8 No Agreements to Sell. The Purchaser has no contract, understanding, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity or any other person or entity, with respect to any or all of the Shares it will receive in accordance with the provisions hereof.

2.9 ERISA. None of the proceeds to be used by the Purchaser to purchase the Shares constitutes “plan assets”, as defined in Department of Labor Regulation Section 2510.3-101 (29 C.F.R. 2510.3-101), of any “employee benefit plan,” subject to Title I of ERISA or an individual retirement account or plan which is subject to Section 4975 of the Code (collectively, a “Benefit Plan”) or of any account or entity whose underlying assets constitute “plan assets” of a Benefit Plan by reason of the Benefit Plan’s investment in the account or entity. The Purchaser is not an employee benefit plan subject to ERISA or Section 4975 of the Code.

2.10 Advisors. The Purchaser is relying upon the advice of its own personal, legal and tax advisors with respect to the legal, tax and other aspects of the purchase of the Shares and an investment in the Company.

2.11 Qualified Institutional Buyer. The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

3. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership hereby represent and warrant to the Purchaser as of the Closing Date, as follows:

3.1 Existence and Authority Relative to Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and the Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland. The Company and the Operating Partnership have all necessary corporate power and authority and limited partnership power and authority, respectively, to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by the Company and the Operating Partnership, respectively, hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the Operating Partnership have been duly authorized by all necessary corporate and limited partnership action, respectively. This Agreement and each other instrument or document to be executed in connection herewith have been duly and validly executed and delivered by a duly authorized officer of the Company, on the Company’s behalf and, as the sole general partner of the Operating Partnership, on the behalf of the Operating Partnership. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Company and the Operating Partnership, constitute the legal, valid and binding obligations of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

3.2 No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Company and the Operating Partnership with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership is bound or to which any of the property or assets of the Company or the Operating Partnership is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Company, the Operating Partnership and their subsidiaries taken as a whole (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Company or the Operating Partnership, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect.

3.3 No Consents Required. No Consent is required to be filed, given, obtained or taken by the Company or the Operating Partnership by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

3.4 Brokers and Finders. Neither the Company nor the Operating Partnership has employed any broker or finder who will seek compensation from the Purchaser and neither the Company nor the Operating Partnership has otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement that will result in any liability on the part of the Purchaser.

3.5 Shares. The issuance and sale of the Shares to the Purchaser pursuant to this Agreement have been duly authorized by the Company. When the Shares are duly paid for and delivered as provided herein, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or similar rights. The Operating Partnership is the beneficial owner of the Shares, and the sale of the Shares to the Purchaser hereunder will transfer title to the Shares free and clear of all liens, claims, charges or encumbrances whatsoever.

3.6 WKSI Status. (i) At the time of filing the Shelf Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act, and (iii) as of the date hereof, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

3.7 Registration Statement. The Company meets the requirements for use of Form S–3 under the Securities Act and has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405 (File Number 333-163505), on Form S-3, including a related base prospectus, for registration under the Securities Act of the offering and sale of certain securities. Such registration statement, including the exhibits thereto and the documents, if any, incorporated by reference therein, as amended (or deemed to have been amended pursuant to Rules 430A, 430B or 430C under the Securities Act) from time to time, is hereinafter referred to as the “Shelf Registration Statement.” Such Shelf Registration Statement, including any amendments thereto filed prior to the date of this Agreement or prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the Commission or by the state securities authority of any jurisdiction, and no notice of objection of the Commission to the use of the Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Shelf Registration Statement complies in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules thereunder and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Shelf Registration Statement or any related prospectus supplement in reliance upon and in conformity with information furnished in writing to the Company or the Operating Partnership by the Purchaser specifically for inclusion in the Shelf Registration Statement or any related prospectus supplement.

3.8 No General Solicitation. The Company is not aware of nor has it engaged in nor will it engage in any form of general solicitation or advertising in connection with sale of the Shares to the Purchaser, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

4. Covenants.

4.1 Tax Matters. For U.S. federal and applicable state income tax purposes, the Operating Partnership and the Purchaser agree (absent a determination by a taxing authority to the contrary) to report the redemption of the Purchaser’s Notes, and the Operating Partnership’s sale of the Shares to Purchaser, as if the Purchaser had exchanged its Notes for the Shares.

4.2 Withholding. At or prior to the Closing, the Purchaser shall deliver to the Operating Partnership a properly executed applicable Internal Revenue Service Form W-9 together with any applicable underlying forms or documentation. The Purchaser will promptly inform the Operating Partnership if the information in any of such forms or other documentation becomes untrue. The Operating Partnership shall be entitled to withhold taxes to the extent required by applicable law from any payment made to the Purchaser pursuant to this Agreement.

5. Registration Rights. The Purchaser shall be entitled to the rights granted to holders of Notes under the Registration Rights Agreement, dated April 20, 2009, among the Operating Partnership, the Company and the other parties named therein.

6. General.

6.1 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier’s transmission confirmation report. Notice shall be sent and deemed given when (a) if personally delivered or via nationally recognized overnight courier, then upon receipt by the receiving party, or (b) if mailed, then three (3) days after being postmarked, or (c) if sent via telephonic facsimile transmission, then at the time set forth in the telecopier’s transmission confirmation report.

Any party listed below may change its address hereunder by notice to the other party listed below. Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

If to the Purchaser:

Shelby Cullom Davis Charitable Fund, Inc.

c/o Davis Selected Advisers, L.P.

2949 E. Elvira Road, Suite 101

Tucson, AZ 85756

Attention: Ryan Charles

Telephone: (520) 434-3778

E-mail: rcharles@dasco.com

If to the Company or the Operating Partnership:

Digital Realty Trust, Inc.

Four Embarcadero Center, Suite 3200

San Francisco, California 94111

Attention: Joshua A. Mills, General Counsel

Facsimile: (415) 874-2840

E-mail: jmills@digitalrealty.com

With a copy to:

Keith Benson, Esq.

Julian T.H. Kleindorfer, Esq.

Latham & Watkins LLP

355 S. Grand Ave

Los Angeles, CA 90071

Facsimile: (213) 891-8763

E-mail: keith.benson@lw.com

or to such other address as any party hereto shall have designated by notice in writing to the other party.

6.2 Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the date of this Agreement, upon request of the other party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by the other party to carry out the intent of this Agreement.

6.3 Expenses. The Purchaser shall each pay all fees and expenses incurred by Purchaser, the Company and the Operating Partnership, including but not limited to attorneys’ fees incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein.

6.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

6.5 Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the parties hereto and any attempt to do so shall be of no force or effect.

6.6 Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

6.7 Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

6.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

6.10 Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHELBY CULLOM DAVIS CHARITABLE FUND, INC.,
a Delaware not for profit corporation

By:	DAVIS SELECTED ADVISERS, L.P.,
its advisor

	By:	/s/ DOUGLAS A. HAINES
	Name:	Douglas A. Haines
	Title:	Vice President

[Signature Page to Share Purchase Agreement]

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:	/s/ JOSHUA A. MILLS
Name: Joshua A. Mills
Title: Sr. Vice President, General Counsel
and Assistant Secretary

DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership

By: DIGITAL REALTY TRUST, INC.,
its general partner

By:	/s/ JOSHUA A. MILLS
Name: Joshua A. Mills
Title: Sr. Vice President, General Counsel
and Assistant Secretary

[Signature Page to Share Purchase Agreement]

Exhibit A

INVESTOR QUESTIONNAIRE

Capitalized terms not defined herein shall have such meaning as set forth in the Share Purchase Agreement by and among Shelby Cullom Davis Charitable Fund, Inc. (the “Purchaser”), Digital Realty Trust, Inc. (the “Company”) and Digital Realty Trust, L.P. (the “Operating Partnership”), of even date herewith (the “Agreement”).

ALL QUESTIONS IN THE APPROPRIATE SECTION MUST BE ANSWERED.

SECTION I.

1.	Name and Nature (e.g., limited partnership, corporation, trust, limited liability company) of the

Purchaser:

2.	Date of Organization:

3.	Jurisdiction of Organization:

4.	Taxpayer Identification No.:

SECTION II.  REPRESENTATIONS AND WARRANTIES

The Purchaser hereby warrants and represents to the Company and the Operating Partnership, that each of the following statements is true and correct as of the date hereof and shall be true and correct as of the Closing Date:

A. The Purchaser is acquiring the Shares solely for its own account, as principal and not as a nominee or agent for any other person, for investment and not with a view toward resale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser agrees and acknowledges that the issuance of the Shares to it will not be registered with the Securities and Exchange Commission under the Securities Act, based upon an exemption from the registration requirements of the Securities Act and it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Shares unless such Transfer complies with the Agreement and either (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) if requested by the Company, counsel for the Purchaser (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws.

1

B. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

C. The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state and, as a result thereof, are subject to substantial restrictions on transfer.

D. The terms of the sale of Shares were individually negotiated between the Company and the Operating Partnership, on the one hand, and the Purchaser, on the other.

E. The Purchaser hereby represents that it has no intention to dissolve and that it presently engages in activities other than those related to, and holds assets other than the Shares.

F. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

G. The Purchaser has the ability to bear the economic risks of the Shares and is able to afford the complete loss of such investment.

H. The Purchaser has had an opportunity to ask questions regarding the Shares and the business of the Company and the Operating Partnership, and has acquired sufficient information about the Company and the Operating Partnership to reach an informed decision to acquire the Shares.

I. The Purchaser acknowledges that the Shares are subject to certain limitations on ownership, transfer or redemption set forth in the Company’s charter.

J. There has been made available to the Purchaser and its advisors the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the investment in the Shares, and to obtain the documents publicly filed with the Securities and Exchange Commission by the Company and any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to it, or to otherwise make an informed investment decision, and that the Purchaser has had an opportunity to consult with counsel and other advisers about the investment in the Shares, and that all material documents, records and books pertaining to such investment have, on request, been made available to the Purchaser and its advisors.

K. The Shares shall bear a legend substantially to the effect of the following:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE

2

HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

L. The Purchaser has relied solely on its own investigations in making a decision to purchase the Shares, and has received no representation or warranty from the Company or the Operating Partnership, or any of their affiliates, employees or agents, other than those set forth in the Agreement.

3

IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire this 11th day of July, 2014, and declares that it is truthful and correct.

SHELBY CULLOM DAVIS CHARITABLE FUND, INC.

Authorized Signatory

PRINT Name and Title of Person Signing

Address: